Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2005, relating to the consolidated financial statements of StoneMor Partners L.P., appearing in the Annual Report on Form 10-K of StoneMor Partners L.P. for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

November 22, 2005